SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

   DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) NOVEMBER 12, 1996
                              (SEPTEMBER 16, 1996)
                         ------------------------------

                            HEALTHCOR HOLDINGS, INC.
                            -------------------------
             (Exact Name of Registrant as Specified in Its Charter)




         Delaware                   0-20881                75-2294072
(State or other jurisdiction of   (Commission            (I.R.S. Employer
incorporation or organization)    File Number)        Identification Number)


8150 North Central Expy., Suite M-2000, Dallas, Texas         75206
  (Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (214) 692-4663


  5720 LBJ Freeway, Suite 550, Dallas, Texas                  75240
(Former address of principal executive offices)             (Zip Code)

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

        On September 16, 1996, HealthCor Holdings, Inc., a Delaware corporation ("the Company"), acquired the net assets of Southern Medical Mart, Inc. ("Southern Medical"), a respiratory therapy/medical equipment company with four locations in Louisiana. The Company acquired all assets except cash and short-term investments and assumed certain liabilities of Southern Medical in exchange for $5,000,000 of cash and $600,000 of notes payable to Southern Medical. The acquisition is effective as of September 1, 1996, and it is expected that the purchase price and costs associated with the acquisition will exceed the fair value of the net assets acquired by approximately $3,750,000, which will be recorded as costs in excess of net assets acquired. The results of operations of Southern Medical will be included in the consolidated statement of income from the effective date of acquisition. (The above event was previously reported in the Company's Report on Form 10-Q for the quarter ended June 30, 1996.)

        Southern Medical is engaged primarily in the sale and rental of medical equipment, and the rental equipment and other property of Southern Medical is expected to continue to be used for such purposes.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (a)  Financial Statements of Businesses Acquired.

        The audited balance sheet of Southern Medical Mart, Inc. at December 31, 1995 and the related statements of income and retained earnings and cash flows for the year then ended are attached hereto as Annex A.

        The unaudited balance sheet of Southern Medical Mart, Inc. at June 30, 1996 and the related statements of income and retained earnings and cash flows for the six-month periods ended June 30, 1996 and 1995, are attached hereto as Annex A.

        (b)  Pro forma financial information.

        The unaudited pro forma condensed consolidated balance sheet of the Company at June 30, 1996 and the related pro forma condensed consolidated statements of income for the year ended December 31, 1995 and for the six-month periods ended June 30, 1996 and 1995, are attached hereto as Annex B.

Such pro forma information is not necessarily indicative of operating results that would have been achieved had such transactions been consummated at the beginning of the periods presented and should not be construed as representative of future operations.


        (c) Exhibits.

        10.1 Asset Purchase Agreement, dated as of September 1, 1996, by and between HealthCor Oxygen and Medical Equipment, Inc., and Southern Medical Mart, Inc., Mr. Ken Leach and Mr. Tom Grimstad.

        23.1 Consent of Kushner, LaGraize & Moore, L.L.P.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  HEALTHCOR HOLDINGS, INC.



Date:  November 12, 1996                         By:____________________________
                                                    Susan L. Belske, Senior Vice
                                                    President and Chief
                                                    Financial Officer

               ANNEX A

        INDEPENDENT AUDITORS' REPORT

To the Stockholders
Southern Medical Mart, Inc.
Metairie, Louisiana

We have audited the accompanying balance sheet of Southern Medical Mart, Inc. (a Louisiana Subchapter S Corporation), as of December 31, 1995, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

Kushner, LaGraize & Moore, L.L.P.

Metairie, Louisiana
August 8, 1996,
(Except as to Notes 12 and 13, for which the date is October 24, 1996)

                                 SOUTHERN MEDICAL MART, INC.

                                        BALANCE SHEETS

                                                                  December 31,  June 30,
                       ASSETS                                        1995         1996
                                                                  ----------   ----------
                                                                              (Unaudited)
Current Assets:
   Cash and cash equivalents ..................................   $  347,255   $  131,622
   Accounts receivable, less allowance for doubtful accounts
      of $219,730 at December 31, 1995 and $289,615 (unaudited)
      at June 30, 1996, respectively ..........................      954,339    1,034,501
   Prepaid insurance ..........................................       77,162       34,497
   Inventories
      Medical equipment .......................................      278,152      155,733
      Parts and supplies ......................................      133,664      133,664
                                                                  ----------   ----------

               Total current assets ...........................    1,790,572    1,490,017

Rental Equipment ..............................................    1,626,566    1,921,239

      Less accumulated depreciation ...........................    1,114,493    1,239,876
                                                                  ----------   ----------
                                                                     512,073      681,363

Property and Equipment:
   Leasehold improvements .....................................       60,805       68,053
   Office equipment under capital lease .......................       98,605      181,212
   Office furniture and equipment .............................      156,416      135,649
   Vehicles ...................................................      138,802      138,823
   Warehouse equipment ........................................       30,020       32,815
                                                                  ----------   ----------
                                                                     484,648      556,552
      Less accumulated depreciation ...........................      308,459      316,042
                                                                  ----------   ----------
                                                                     176,189      240,510

Other Noncurrent Assets .......................................        9,998       11,563
                                                                  ----------   ----------

               Total assets ...................................   $2,488,832   $2,423,453
                                                                  ==========   ==========

                       See Notes to Financial Statements.

                           SOUTHERN MEDICAL MART, INC.

                                                             December 3,    June 30,
        LIABILITIES AND STOCKHOLDERS' EQUITY                    1995          1996
                                                            -----------    -----------
                                                                           (Unaudited)
Current Liabilities:
   Current maturities of notes payable ..................   $   173,805    $   108,041
   Current maturities of obligations under capital leases         9,136         34,671
   Accounts payable .....................................       456,381        505,001
   Deferred revenue .....................................        45,989         57,398
   Payroll and payroll taxes payable ....................        66,038         81,413
   Sales tax payable ....................................        16,759         17,469
   Provision for sales tax assessment ...................       150,000        150,000
   Pension contribution payable .........................        20,695         16,238
                                                            -----------    -----------
               Total current liabilities ................       938,803        970,231
Long-Term Debt, net of current maturities:
   Notes payable ........................................       238,059        189,324
   Obligations under capital leases .....................         9,821         52,286
                                                            -----------    -----------
                                                                247,880        241,610
Commitments and Contingencies

Stockholders' Equity:
   Common stock-10,000 shares of no par value
      authorized, 100 shares issued and outstanding .....         1,000          1,000
   Treasury stock (37.5 shares at cost) .................      (250,000)      (250,000)
   Retained earnings ....................................     1,551,149      1,460,612
                                                            -----------    -----------

               Total stockholders' equity ...............     1,302,149      1,211,612
                                                            -----------    -----------

               Total liabilities and stockholders' equity   $ 2,488,832    $ 2,423,453
                                                            ===========    ===========

                              See Notes to Financial Statements.

                           SOUTHERN MEDICAL MART, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                               Year ended      Six-Month Periods ended
                                               -----------    --------------------------
                                                December 31,    June 30,       June 30,
                                                1995             1996          1995
                                               -----------    -----------    -----------
                                                                      (UNAUDITED)
                                                              --------------------------
Net sales and rental revenue ...............   $ 6,274,578    $ 3,543,610    $ 2,922,813

Cost of sales and rentals ..................     2,682,654      1,714,429      1,236,371
                                               -----------    -----------    -----------

Gross profit ...............................     3,591,924      1,829,181      1,686,442

Selling, general and administrative ........     2,644,795      1,282,110      1,210,300
                                               -----------    -----------    -----------

Income from operations .....................       947,129        547,071        476,142

Other income (expense)
   Interest income .........................         2,585          6,560            134
   Interest expense ........................       (46,390)       (19,168)       (25,669)
                                               -----------    -----------    -----------
                                                   (43,805)       (12,608)       (25,535)
                                               -----------    -----------    -----------

Net income .................................       903,324        534,463        450,607

Retained earnings at beginning of period, as
   restated at December 31, 1994 ...........       912,825      1,551,149        912,825
                                               -----------    -----------    -----------

                                                 1,816,149      2,085,612      1,363,432

Distributions to stockholders ..............      (265,000)      (625,000)       (10,000)
                                               -----------    -----------    -----------

Retained earnings at end of period .........   $ 1,551,149    $ 1,460,612    $ 1,353,432
                                               ===========    ===========    ===========

                              See Notes to Financial Statements.

                           SOUTHERN MEDICAL MART, INC.

                            STATEMENTS OF CASH FLOWS

                                                              Year ended     Six-Month Periods ended
                                                             -----------    --------------------------
                                                              December 31,    June 30,      June 30,
                                                                 1995          1996           1995
                                                             -----------    -----------    -----------
                                                                                    (UNAUDITED)
                                                                            --------------------------
Cash Flows Provided by (Used in) Operating Activities

   Net income ............................................   $   903,324    $   534,463    $   450,607

   Adjustments to reconcile net income to net cash provided by (used in) operating activities

      Depreciation .......................................       333,944        156,176        123,764
      Provision for doubtful accounts ....................       230,885        131,609         65,699

   (Increase) decrease in operating assets
      Accounts receivable ................................       (55,769)      (211,771)       (49,703)
      Inventories ........................................       (55,182)       122,419         65,215
      Prepaid insurance and deposits .....................       (71,361)        41,100           --

   Increase (decrease) in operating liabilities:
      Accounts payable ...................................       (22,245)        48,620        (95,972)
      Deferred revenue ...................................        (8,905)        11,409        (54,892)
      Payroll and payroll taxes/sales taxes payable               13,459         16,085         13,386
      Pension contribution payable .......................         7,147         (4,457)         6,498
                                                             -----------    -----------    -----------

      Net cash provided by operating activities ..........     1,275,297        845,653        524,602


Cash Flows Provided by (Used in) Investing Activities

   Purchases of property and equipment ...................       (36,915)       (21,178)          (934)
   Purchases of rental equipment .........................      (366,259)      (286,594)      (143,019)
                                                             -----------    -----------    -----------

      Net cash used in investing activities ..............      (403,174)      (307,772)      (143,953)

                       See Notes to Financial Statements.

                           SOUTHERN MEDICAL MART, INC.

                                                        Year ended   Six-Month Periods ended
                                                        ---------    ----------------------
                                                        December 31,  June 30,     June 30,
                                                          1995          1996        1995
                                                        ---------    ---------    ---------
                                                                         (UNAUDITED)
                                                                     ----------------------
Cash Flows Provided by (Used in) Financing Activities

   Distributions to stockholders ....................    (265,000)    (625,000)     (10,000)
   Proceeds on line of credit .......................      44,000       55,084         --
   Principal payments on line of credit .............    (218,000)     (55,084)    (174,000)
   Proceeds from note payable .......................     346,510         --           --
   Principal payments on notes payable ..............    (428,156)    (114,500)     (70,422)
   Payments on capital lease obligations ............      (6,880)     (14,014)      (2,693)
                                                        ---------    ---------    ---------

      Net cash used in financing activities .........    (527,526)    (753,514)    (257,115)
                                                        ---------    ---------    ---------

Net Increase (Decrease) in Cash and Cash Equivalents      344,597     (215,633)     123,534

Cash and Cash Equivalents at Beginning of Period ....       2,658      347,255        2,658
                                                        ---------    ---------    ---------

Cash and Cash Equivalents at End of Period ..........   $ 347,255    $ 131,622    $ 126,192
                                                        =========    =========    =========

                            SUPPLEMENTAL DISCLOSURES


* Cash payments for interest expense during the year ended December 31, 1995, were $46,390.

* During the year ended December 31, 1995, the Company directly financed the purchase of equipment in the amount of $45,995 through notes payable and capital leases.

                              See Notes to Financial Statements.

                           SOUTHERN MEDICAL MART, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1995

Note 1.  Summary of Significant Accounting Policies

      This summary of significant accounting policies of Southern Medical Mart, Inc. (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who are responsible for the integrity and objectivity of the statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

NATURE OF THE BUSINESS

      The Company was incorporated in Louisiana on January 2, 1987. The Company operates from its primary location in Metairie, Louisiana, and from branch offices in Baton Rouge, Lafayette and Shreveport, Louisiana. The Company is engaged principally in the sale and rental of medical equipment and grants credit to its customers, substantially all of whom are local residents. The majority of the Company's credit sales are paid by third-party payors, primarily Medicare and various private insurers.

USE OF ESTIMATES

      The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH EQUIVALENTS

      For purposes of the statements of cash flows, the Company considers all short-term investments with an original maturity date of three months or less to be cash equivalents. At December 31, 1995, there were no cash equivalents.

ACCOUNTS RECEIVABLE

      Accounts receivable are reported at net realizable values after reduction for Medicare contractual allowances. The Medicare contractual allowances represent the difference between the amount billed and the amount approved by Medicare. Accounts receivable have also been reduced by an allowance for uncollectible accounts of $219,730 at December 31, 1995, based on a review of the current status of existing receivables at December 31, 1995.

INVENTORIES

      Inventories are stated at the lower of cost (first-in, first-out method) or market.

                           SOUTHERN MEDICAL MART, INC.

                                DECEMBER 31, 1995

PROPERTY AND EQUIPMENT

      Property and equipment are carried at cost. Depreciation and cost recovery are provided over estimated useful years of life as follows:

Leasehold improvements ................................................ 5 - 39
Office furniture and equipment ........................................ 5 - 7
Vehicles .............................................................. 5
Warehouse equipment ................................................... 5

      Office equipment acquired under lease agreements that transfer substantially all benefits and risks associated with the assets to the Company are capitalized. An asset and liability equal to the present value of minimum payments over the term of a lease are recorded. Depreciation is calculated using an accelerated method over an estimated life of five years. Depreciation expense for the year ended December 31, 1995, was $83,176.

RENTAL EQUIPMENT

      Rental equipment is leased to customers under various terms. The Company accounts for rental agreements with customers as operating leases, recording income as rental payments are earned. Rental equipment is depreciated using an accelerated method over an estimated life of five years. Depreciation expense for the year ended December 31, 1995, was $250,768.

Note 2.  Off Balance Sheet Risk

      At December 31, 1995, the carrying amount of the Company's bank deposits was $346,716, and the bank balance was $531,385. Of the bank balance, $200,000 was covered by federal depository insurance and $331,385 was uninsured and uncollateralized.

Note 3.  Disclosures About Fair Value of Financial Instruments

      Statement of Financial Accounting Standards No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (Statement 107), requires that the Company disclose estimated fair values for its financial instruments. Fair value estimates, methods and assumptions are set forth below for the Company's financial instruments.

CASH

      For cash the carrying amount is a reasonable estimate of fair value.

NOTES PAYABLE AND OBLIGATIONS UNDER CAPITAL LEASE

      The carrying amounts reported on the balance sheet for notes payable and obligations under capital leases approximate fair value due to substantially all debt bearing interest at rates that approximate current market rates.

                           SOUTHERN MEDICAL MART, INC.

                                DECEMBER 31, 1995

Note 4.  Bank Line of Credit

      On October 25, 1995, the Company established a $300,000 revolving line of credit with Hibernia National Bank through October 25, 1996. Advances under the line of credit bear interest at the WALL STREET JOURNAL prime rate. There were no borrowings outstanding at December 31, 1995.

      The line of credit is secured by an assignment of accounts receivable, fixed assets, equipment and inventory of the Company. The line of credit is also secured by an assignment of $300,000 life insurance policies on each of the Company's two stockholders. In addition, the line of credit agreement contains certain operating conditions required by Hibernia National Bank. At December 31, 1995, the Company was in compliance with the operating conditions required.

Note 5.  Notes Payable

      Details of the Company's financing obligations at December 31, 1995, are as follows:

     Term loan to Hibernia National Bank due in monthly installments of principal and interest totaling $7,104, due October 25, 1999, with interest at the rate of 8.2 percent. This note is secured by an assignment of accounts receivable, fixed assets, equipment and inventory of the Company. This note is also secured by an assignment of $300,000 life insurance policies on each of the Company's two
stockholders........................................................   $ 278,977

     Note payable to Jefferson Guaranty Bank due in monthly
installments of principal and interest totaling $649, due April 8,
1997, with interest at 6 percent. The note is secured by a 1994
Chrysler Town & Country.............................................       9,947

     Note payable to Jefferson Guaranty Bank due in monthly
installments of principal and interest totaling $562, due September
29, 1997, with interest at 8 percent. The note is secured by a 1995
Plymouth Voyager....................................................      10,965

     Note payable to former stockholder due in monthly installments of principal and interest totaling $5,190, due June 5, 1996, with interest at the rate of 9 percent. The note is secured by the personal guarantees of the Company's two stockholders. The note was paid as
scheduled...........................................................      30,336

     Note payable to First National Bank of Commerce due in monthly installments of principal and interest totaling $525, due February 12,
1998, with interest at the rate of 9.25 percent. The note is secured
by a 1995 Ford E250 van.............................................      12,325

     Note payable to Ford Motor Credit Corporation due in monthly installments of principal and interest totaling $827, due December 28,
1997, with interest at the rate of 8.25 percent. The note is secured
by a 1995 Ford E250 van.............................................      18,181

                           SOUTHERN MEDICAL MART, INC.

                                DECEMBER 31, 1995

      Note payable to General Financial Services, Inc., due in
monthly installments of principal and interest totaling $6,608, due
September 1, 1996, with interest at the rate of 9 percent. The note is secured by a security interest in the insurance policies
purchased .................................. ..................           51,133
                                                                         -------
                                                                         411,864

      Less current maturities of long-term debt ...............          173,805
                                                                        --------
                                                                        $238,059
                                                                        ========

      Aggregate future maturities of the above notes payable are as follows:

               1996 .................................                   $173,805
               1997 .................................                     93,123
               1998 .................................                     77,321
               1999 .................................                     67,615
                                                                        --------
               Total ................................                   $411,864
                                                                        ========

Note 6.  Obligations Under Capital Leases

      The Company leases equipment under three capital lease agreements. The cost of the equipment under the capital lease obligations was $31,705 with accumulated depreciation of $12,847 at December 31, 1995. The capital lease obligations at December 31, 1995, were $18,957 of which $9,136 was classified as a current liability. Maturities of principal payments under capital lease obligations are as follows:

                                                                 December 31,
                                                                    1995
                                                                   -------
               1996 ...........................................    $ 9,136
               1997 ...........................................      5,624
               1998 ...........................................      2,546
               1999 ...........................................      1,651
                                                                   =======
                                                                   $18,957

Note 7. Income Taxes

      The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code effective December 28, 1988. Accordingly, the financial statements do not include a provision for income taxes because the Company does not incur federal or state income taxes. Instead, its earnings and losses are included in the stockholders' personal income tax returns and are taxed based on their personal tax strategies.

                           SOUTHERN MEDICAL MART, INC.

                                DECEMBER 31, 1995

Note 8.  Lease Commitments

      The Company leases buildings, office space, and automobiles pursuant to lease agreements classified as operating leases. Rent expense for the year ended December 31, 1995, amounted to $119,989. Future minimum lease payments under noncancellable leases with remaining terms in excess of one year at December 31, 1995, are as follows:
                                                               December 31,
                                                                  1995
                                                               ------------
               1996 ..................................           $86,293
               1997 ..................................             6,060
                                                                 -------
                                                                 $92,353
                                                                 =======
Note 9.  Pension Plan

      The Company adopted a 401-k profit sharing plan effective January 1, 1993. All full-time employees who have completed six months of service are eligible to participate in the plan. Employees may defer up to 20 percent of their compensation, not to exceed $9,240 in a plan year. The employer makes matching contributions equal to 50 percent of the employees' deferrals up to four percent of compensation. Retirement plan expense for the year ended December 31, 1995, amounted to $16,262.

Note 10.  Sales Tax Assessment

      The Louisiana Department of Revenue & Taxation conducted a sales tax audit of the Company's records for the period January 1, 1990, through January 31, 1993. Proposed audit findings totaling $282,987 were made for additional sales taxes including interest and penalty. Interest has been assessed through September 20, 1993. The Company has not been billed for these proposed audit findings as of August 8, 1996. The Company believes, however, that their maximum liability is approximately $150,000 per consultation with legal counsel. Therefore, a liability has been accrued for $150,000 at December 31, 1995.

Note 11.  Prior Period Adjustment

      It was determined that the Company erroneously recognized certain advance payments by customers as revenue in the prior year. These payments should have been recorded as deferred revenue and recognized as revenue in the year ended December 31, 1995. Correction of this error resulted in the reclassification to a liability and a reduction of retained earnings at December 31, 1994, and net loss for the year then ended, as follows:

                                                            RETAINED
                                                            EARNINGS   NET LOSS
                                                           ---------   --------
      Net decrease resulting from the understatement
      of deferred revenue ................................ $ (54,892) $ (54,892)
      December 31, 1994, as previously reported ..........   967,717   (224,594)
                                                           ---------   ---------
      December 31, 1994, as restated ..................... $ 912,825  $(279,486)
                                                           =========   =========

                           SOUTHERN MEDICAL MART, INC.

                                DECEMBER 31, 1995

Note 12.  Unaudited Financial Statements Presented

      The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring adjustments considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 1996, are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.

Note 13.  Subsequent Events

     On September 16, 1996, HealthCor Holdings, Inc. purchased substantially all the assets and assumed certain liabilities of Southern Medical Mart, Inc. in exchange for $5,000,000 cash and a note for approximately $600,000.

     On October 22, 1996, Southern Medical Mart, Inc. received a demand for arbitration of a claim regarding an alleged breach of brokerage agreement by the Company. Management of Southern Medical Mart, Inc. intends to vigorously dispute the claim and believes that the amount of liability, if any, will not be material to the financial statements. Accordingly, no liability has been included in the financial statements with regard to this matter.

     ANNEX B

                            HEALTHCOR HOLDINGS, INC.
             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

                              Basis of Presentation

        The accompanying unaudited pro forma condensed consolidated balance sheet of HealthCor Holdings, Inc. ("HealthCor"), as of June 30, 1996, and the related unaudited pro forma condensed consolidated statements of income for the six-month periods ended June 30, 1996 and 1995, and for the year ended December 31, 1995, reflect the effects of all significant HealthCor acquisitions, including Southern Medical Mart, Inc., as if they had occurred on the first day of the periods presented. The pro forma information is based on the historical financial statements of HealthCor and the acquired entities, giving effect to the acquisitions under the purchase method of accounting, and the assumptions and adjustments in the accompanying notes to the pro forma consolidated financial information.

        The pro forma condensed consolidated financial information has been prepared by HealthCor's management based on the unaudited financial statements of the acquired entities, adjusted where necessary, to reflect the acquisitions and related operations as if the acquired entities had been under HealthCor's management during the entire periods presented. These pro forma condensed statements may not be indicative of the results that would have occurred if the acquisitions had been in effect on the dates indicated. The pro forma condensed financial statements should be read in conjunction with the audited consolidated financial statements and notes of HealthCor (not presented separately herein) and Southern Medical Mart, Inc. financial statements presented elsewhere herein.

                    HEALTHCOR HOLDINGS, INC. AND SUBSIDIARIES

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                  JUNE 30, 1996
                                   (Unaudited)

                                                                                     PRO FORMA
                   ASSETS                                HISTORICAL    ACQUISITION     TOTALS
                                                         -----------   -----------   -----------
                                                                           (a)
CURRENT ASSETS:
   Cash and cash equivalents .........................   $      --     $      --     $      --
   Accounts receivable, net ..........................    19,997,291     1,034,501    21,031,792
   Inventory .........................................     1,850,260       289,397     2,139,657
   Prepaid expenses and other current assets .........     2,385,507        34,497     2,420,004
   Deferred income taxes .............................     2,474,095          --       2,474,095
                                                         -----------   -----------   -----------
         Total current assets ........................    26,707,153     1,358,395    28,065,548

PROPERTY AND EQUIPMENT, net ..........................    16,856,892       921,874    17,778,766

INTANGIBLE ASSETS, net ...............................    32,352,950   3,737,723 (b)  36,090,673

OTHER ASSETS, net ....................................          --          11,563        11,563
                                                         -----------   -----------   -----------

      Total assets ...................................   $75,916,995   $ 6,029,555   $81,946,550
                                                         ===========   ===========   ===========
   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Cash deficit ......................................   $ 1,811,983          --       1,811,983
   Accounts payable and accrued expenses .............     5,980,189       342,598     6,322,787
   Accrued payroll and related expenses ..............     6,290,628          --       6,290,628
   Line of credit payable ............................     6,400,000          --       6,400,000
   Current portion of long-term debt and
      capital lease obligations ......................     3,937,581        34,671     3,972,252
   Income taxes payable ..............................       548,656          --         548,656
                                                         -----------   -----------   -----------

            Total current liabilities ................    24,969,037       377,269    25,346,306

DEFERRED INCOME TAXES AND OTHER LIABILTIES ...........     4,519,611          --       4,519,611

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS .........    26,875,029   5,652,286 (b)  32,527,315
                                                         -----------   -----------   -----------

            Total liabilities ........................    56,363,677     6,029,555    62,393,232

COMMITMENTS AND CONTINGENCIES

REDEEMABLE CONVERTIBLE PREFERRED STOCK ...............     5,339,814          --       5,339,814

STOCKHOLDERS' EQUITY:
   Common stock, $0.01 par value .....................        30,190          --          30,190
   Additional paid-in capital ........................     2,476,388          --       2,476,388
   Retained earnings .................................    11,706,926          --      11,706,926
                                                         -----------   -----------   -----------
            Total stockholders' equity ...............    14,213,504          --      14,213,504
                                                         -----------   -----------   -----------

            Total liabilities and stockholders' equity   $75,916,995   $ 6,029,555   $81,946,550
                                                         ===========   ===========   ===========

                                       17
                  See accompanying notes to pro forma condensed
                      consolidated financial information.

                    HEALTHCOR HOLDINGS, INC. AND SUBSIDIARIES

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                  FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1996
                                   (Unaudited)

                                                                                           SOUTHERN MEDICAL MART
                                                                           PRIOR        ----------------------------      PRO FORMA
                                                         HISTORICAL     ACQUISITIONS     HISTORICAL      ADJUSTMENTS        TOTALS
                                                        -----------     -----------     -----------     ------------     -----------
Net revenues ......................................     $50,222,433     $ 4,963,428     $ 3,543,610     $       --       $58,729,471
Direct Expenses ...................................      23,215,583       2,095,309       1,714,429             --        27,025,321
                                                        -----------     -----------     -----------     ------------     -----------
Gross Profit ......................................      27,006,850       2,868,119       1,829,181             --        31,704,150
Other costs and expenses:
   General and administrative .....................      19,655,233       1,981,139       1,118,779             --        22,755,151
   Depreciation and amortization ..................       1,248,705         127,650          31,722           45,257(a)    1,453,334
   Provision for doubtful accounts ................       1,449,377            --           131,609                        1,580,986
                                                        -----------     -----------     -----------     ------------     -----------
         Total costs and expenses .................      22,353,315       2,108,789       1,282,110           45,257      25,789,471
                                                        -----------     -----------     -----------     ------------     -----------

Income from operations ............................       4,653,535         759,330         547,071          (45,257)      5,914,679
Interest expense, net .............................       1,137,927         351,976          12,608          207,164(b)    1,709,675
                                                        -----------     -----------     -----------     ------------     -----------
Income before income taxes ........................       3,515,608         407,354         534,463         (252,421)      4,205,004
Provision for income taxes ........................       1,368,911         158,616         208,125(c)      (98,444)(c)   1,637,208
                                                        -----------     -----------     -----------     ------------     -----------
Net income ........................................       2,146,697     $   248,738     $   326,338     $   (153,977)    $ 2,567,796
                                                        ===========     ===========     ===========     ============     ===========
Net income per common share .......................     $      0.33     $      0.03     $      0.05     $      (0.02)    $      0.39
                                                        ===========     ===========     ===========     ============     ===========

Weighted average common shares outstanding ........       6,591,749                                                        6,591,749
                                                        ===========                                                      ===========

      See accompanying notes to pro forma condensed consolidated financial information.

                    HEALTHCOR HOLDINGS, INC. AND SUBSIDIARIES

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                  FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1995
                                   (Unaudited)

                                                                          SOUTHERN MEDICAL MART
                                                               PRIOR     -------------------------       PRO FORMA
                                              HISTORICAL   ACQUISITIONS   HISTORICAL   ADJUSTMENTS         TOTALS
                                             -----------   -----------   -----------   -----------       -----------
Net revenues .............................   $35,921,542   $17,315,127    $2,922,813   $      --         $56,159,482

Direct Expenses ..........................    19,442,680     6,079,065     1,353,369          --          26,875,114
                                             -----------   -----------   -----------   -----------       -----------
Gross Profit .............................    16,478,862    11,236,062     1,569,444          --          29,284,368

Other costs and expenses:
   General and administrative ............    12,855,535     8,753,930       998,433          --          22,607,898
   Depreciation and amortization .........       502,598       281,160        29,170        45,257(a)        858,185
   Provision for doubtful accounts .......       632,434       120,572        65,699          --             818,705
                                             -----------   -----------   -----------   -----------       -----------
         Total costs and expenses ........    13,990,567     9,155,662     1,093,302        45,257        24,284,788
                                             ===========   ===========   ===========   ===========       ===========


Income from operations ...................     2,488,295     2,080,400       476,142       (45,257)        4,999,580
Interest expense, net ....................       252,758     1,122,908        25,535       210,320 (b)     1,611,521
                                             -----------   -----------   -----------   -----------       -----------
Income before income taxes ...............     2,235,537       957,492       450,607      (255,577)        3,388,059
Provision for income taxes ...............       856,732       366,943       172,688(c)    (97,945)(c)     1,298,418
                                             -----------   -----------   -----------   -----------       -----------
Net income ...............................   $ 1,378,805   $   590,549   $   277,919   $  (157,632)      $ 2,089,641
                                             ===========   ===========   ===========   ===========       ===========
Net income per common share ..............   $      0.21   $      0.09   $      0.04   $     (0.02)      $      0.32
                                             ===========   ===========   ===========   ===========       ===========

Weighted average common shares outstanding     6,611,693                                                   6,611,693
                                             ===========                                                 ===========

                  See accompanying notes to pro forma condensed
                      consolidated financial information.

                           HEALTHCOR HOLDINGS, INC. AND SUBSIDIARIES


                    PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                             FOR THE YEAR ENDED DECEMBER 31, 1995
                                          (Unaudited)

                                                                                          SOUTHERN MEDICAL MART
                                                                           PRIOR       ----------------------------      PRO FORMA
                                                        HISTORICAL     ACQUISITIONS     HISTORICAL      ADJUSTMENTS        TOTALS
                                                       ------------    ------------    ------------    ------------     ------------
Net revenues ...................................    $ 81,557,284    $ 12,700,355    $  6,274,578    $       --       $100,532,217

Direct Expenses ...................................      41,392,250       2,628,701       3,085,099            --         47,106,050
                                                       ------------    ------------    ------------    ------------     ------------

Gross Profit ......................................      40,165,034      10,071,654       3,189,479            --         53,426,167

Other costs and expenses:
   General and administrative .....................      30,663,552       7,670,586       1,928,289            --         40,262,427
   Depreciation and amortization ..................       1,239,728         471,030          83,176          90,515(a)     1,884,449
   Provision for doubtful accounts ................       1,488,885         175,141         230,885            --          1,894,911
                                                       ------------    ------------    ------------    ------------     ------------
         Total costs and expenses .................      33,392,165       8,316,757       2,242,350          90,515       44,041,787
                                                       ------------    ------------    ------------    ------------     ------------

Income from operations ............................       6,772,869       1,754,897         947,129         (90,515)       9,384,380
Interest expense, net .............................         986,977         662,642          43,805         381,542(b)    2,074,966

Income before income taxes ........................       5,785,892       1,092,255         903,324        (472,057)       7,309,414
Provision for income taxes ........................       2,202,367         436,902         343,845 (c)    (179,686)(c)    2,803,428
                                                       ------------    ------------    ------------    ------------     ------------
Net income ........................................    $  3,583,525    $    655,353    $    559,479    $   (292,371)    $  4,505,986
                                                       ============    ============    ============    ============     ============

Net income per common share .......................    $       0.55    $       0.10    $       0.08    $      (0.04)    $       0.69
                                                       ============    ============    ============    ============     ============

Weighted average common shares outstanding ........       6,545,615                                                        6,545,615
                                                       ============                                                     ============

                  See accompanying notes to pro forma condensed
                      consolidated financial information.

                    HEALTHCOR HOLDINGS, INC. AND SUBSIDIARIES


         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        The accompanying pro forma financial information presents the unaudited pro forma financial position of HealthCor as of June 30, 1996, and the unaudited pro forma results of its operations for the six-month periods ended June 30, 1996 and 1995, and for the year ended December 31, 1995.

        During the year ended December 31, 1995, HealthCor acquired for cash and debt certain operating assets and assumed certain operating liabilities of 12 home medical health care companies. During the six-month period ended June 30, 1996, HealthCor acquired for cash and debt certain operating assets and assumed certain operating liabilities of two home medical health care companies. On September 16, 1996, HealthCor acquired for cash and debt certain operating assets of Southern Medical Mart, Inc., a medical sales and rental equipment company.

        The accompanying unaudited pro forma condensed consolidated balance sheet includes the acquired assets and assumed liabilities, and related financing, as if all acquisitions had been completed as of June 30, 1996. The accompanying unaudited pro forma condensed consolidated statements of income reflect the pro forma results of operations of these acquired home health care companies as if the companies had been acquired on the first day of the respective periods presented.

        Pro Forma Condensed Consolidated Balance Sheet

        The adjustments reflected in the unaudited pro forma condensed consolidated balance sheet are as follows:

        (a) To reflect estimated values of assets to be acquired and liabilities to be assumed for the acquisition of Southern Medical Mart, Inc.

        (b) To reflect the effects of the issuance of bank debt ($5,000,000) and other debt ($600,000) given in connection with the acquisition discussed in letter (a) above and to reflect the recording of the intangible assets acquired.

        Pro Forma Condensed Consolidated Statements of Income

        The adjustments reflected in the unaudited pro forma condensed consolidated statements of income are as follows:

        For The Six Month Period ended June 30, 1996

             (a) To adjust depreciation and amortization expense by $45,257 based on the allocation of the purchase price for excess of cost over fair value of assets acquired (goodwill). The goodwill is being amortized using the straight-line method over 40 years.

             (b) To record interest expense on the notes payable at an interest rate of 7.9%, issued in connection with acquisitions.

             (c) To record estimated federal and state income taxes at a combined rate of 39%.

        For The Six Month Period ended June 30, 1995

             (a) To adjust depreciation and amortization expense by $45,257 based on the allocation of the purchase price for excess of cost over fair value of assets acquired (goodwill). The goodwill is being amortized using the straight-line method over 40 years.

             (b) To record interest expense on the notes payable at an interest rate of 7.9%, issued in connection with acquisitions.

             (c) To record estimated federal and state income taxes at a combined rate of 38%.

        For The Year ended December 31, 1995

             (a) To adjust depreciation and amortization expense by $90,515, based on the allocation of the purchase price excess of cost over fair value of assets acquired (goodwill). The goodwill is being amortized using the straight-line method over 40 years.

             (b) To record interest expense on the notes payable at an interest rate of 7.8%, in connection with acquisitions.

              (c) To record estimated federal and state income taxes at a combined rate of 38%.